FLANIGAN'S ENTERPRISES, INC.

                              5059 N.E.18th Avenue
                         Fort Lauderdale, Florida 33334

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 27, 2004

                            Fort Lauderdale, Florida
                                January 26, 2004

To the Stockholders of Flanigan's Enterprises, Inc.,

      Please take notice that the Annual Meeting of Stockholders of Flanigan's Enterprises, Inc. (the "Company") will be held on Friday, February 27, 2004, at 10:00 A.M., as its corporate headquarters, 5059 N.E. 18th Avenue, Fort Lauderdale, Florida 33334 to consider and act upon the following matters:

      (1) To elect three directors of the Company to hold office until the year 2007 Annual Meeting.

      (2) To vote upon the approval and ratification of a Company Second Key Employee Incentive Stock Option Plan as adopted by the Board of Directors and set forth in the following Proxy.

      (3) To transact such other business as may properly come before the meeting.

      Details relating to these matters are sent forth in the attached proxy statement. Stockholders of record at the close of business on January 12, 2004, will be entitled to vote at the meeting.

      The Company invites each stockholder to attend the meeting in person. However, whether or not you expect to be present, your cooperation in promptly signing and returning the enclosed proxy in the envelope provided will be appreciated. Regardless of the number of shares you own, your vote is important. If you are present and vote in person at the meeting, the proxy will not be used.

      The Board recommends and requests a vote "FOR" the three nominees to the Board of Directors and "FOR" the approval and ratification of a Company Second Key Employee Incentive Stock Option Plan.

                                      FLANIGAN'S ENTERPRISES, INC.


                                      Jeffrey D. Kastner, Assistant Secretary

                          FLANIGAN'S ENTERPRISES, INC.

                              5059 N.E.18th Avenue
                         Fort Lauderdale, Florida 33334

                                 PROXY STATEMENT
                                January 26, 2004

                         ANNUAL MEETING OF STOCKHOLDERS

      This proxy statement is furnished in connection with the solicitation by the management of Flanigan's Enterprises, Inc. (the "Company") of proxies for use at the Annual Meeting of Stockholders of the Company to be held on Friday, February 27, 2004, at 10:00 A.M. at its corporate headquarters, 5059 N.E. 18th Avenue, Fort Lauderdale, Florida 33334 or at any adjournment of such meeting.

      Stockholders of record as of the close of business on January 12, 2004 are entitled to vote at the meeting. On that date there were outstanding 1,926,470 shares of Common Stock ($.10 par value) of the Company, with each entitled to one vote.

      The Company's Annual Report (including the Form 10-K filed with the Securities and Exchange Commission) for the fiscal year ended September 27, 2003 is enclosed.

      The accompanying proxy is revocable by the stockholders at any time before it is exercised. Any stockholder attending the meeting may vote in person whether or not a proxy was previously signed. Unless revoked, properly executed proxies will be voted in accordance with specifications therein. Proxies with no specifications will be voted in favor of all proposals. There are no rights of appraisal or similar rights of dissenters with respect to any matter to be acted upon at the meeting.

      Solicitation of proxies is to be made by use of the mails, and in addition, may be made by directors, officers and regular employees of the Company, either personally or by telephone. The cost of the solicitation will be borne by the Company, including reimbursement of brokerage firms and other custodian or nominees for reasonable expenses incurred in distributing these proxy materials to their beneficiaries.

PROPOSAL ONE:

                              ELECTION OF DIRECTORS

      The By-Laws of the Company provide for a Board of Directors which shall consist of three classes of directors of three directors each. Three directors are to be elected to replace those of the class whose terms expire this year. The three directors to be elected at the annual meeting shall serve for a three-year term expiring in 2007 and until their respective successors are elected and qualified.

      Shares of stock represented by valid proxies received in time for the meeting will be voted for the election of the nominees listed below. It is not anticipated that any of the nominees will be unavailable for elections as a director, but in case any of the nominees should become unavailable, the proxies will be voted for such substitute as shall be designated by the Board of Directors. Joseph G. Flanigan has been a director since 1960, Jeffrey D. Kastner has been a director since 1985, and Mike Roberts has been a director since 2001.

                                 DIRECTORS ELECT

                                                                                         Shares of
                                                                                       Common Stock
                    Principal Occupation for the                                       Beneficially
                    Last Five Years and Certain                          Director       Owned as of      Percent
       Name         Other Directorships                           Age    Since       January 12, 2004    of Class
-----------------   ------------------------------------          ---    ---------   ----------------    --------
Term Ending 2007

Joseph G.           Chairman of the Board and                     74      1960           382,769 (4)        19.9
Flanigan            Chief Executive Officer of
                    the Company

Jeffrey D.          General Counsel and Assistant                 50      1985           452,323 (5)        23.5
Kastner             Secretary of the Company
                    Principal, law firm of Jeffrey
                    D. Kastner, P.A.

Mike Roberts        Beverage Marketing & Sales                    65      2001
                    Consultants of The Action
                    Group

                                    DIRECTORS CONTINUING IN OFFICE AFTER THE MEETING


                                                                                         Shares of
                                                                                       Common Stock
                    Principal Occupation for the                                       Beneficially
                    Last Five Years and Certain                          Director       Owned as of      Percent
       Name         Other Directorships                           Age    Since       January 12, 2004    of Class
-----------------   ------------------------------------          ---    ---------   ----------------    --------
Term Ending 2006

Charles E.          Certified Manufacturing Engineer              89       1982           22,924             1.2
McManus             And Independent Sales
                    Representative for Food Service
                    Equipment Co., Baltimore, MD
                    Associated with Preferred Food
                    Purveyors, Inc.
                    Baltimore, MD

James G.            President of the Company and                  39       1991          156,846(1)(3)       8.1
Flanigan            Vice President of Twenty Seven
                    Birds Corporation, a Franchisee
                    Since 1985.

Vacant

Term Ending 2005

William Patton      Vice President of Community                   81       1990           15,498             *
                    Relations since 1981, prior
                    thereto Vice President Lounge
                    Operations

Germaine M. Bell    Former Assistant Secretary                    71       1984
                    of the Company

Patrick J.          President of B.D. 43 Corporation              43       1991           99,000 (2)         5.1
Flanigan            Franchisee since 1985. President
                    of B.D. 15 Corp., General Partner
                    of CIC Investors #15, a Franchisee
                    since 1997

                    Total shares beneficially owned by
                    all directors and executive officers
                    as a group (eleven in number).                                       909,860 (6)        47.2

                    * Less than 1%

----------------

(1) James G. and Patrick J. Flanigan are the sons of the Chairman of the Board.

(2) Includes 86,400 shares owned by a trust of which Patrick J. Flanigan is one of three trustees and a beneficiary, 2000 shares owned by his spouse, 400 shares owned by his spouse as custodian for his children and 10,200 shares owned by a trust for his children and of which he is the trustee.

(3) Includes 1,450 options, 86,400 shares owned by a trust of which James G. Flanigan is one of three trustees and a beneficiary, 400 shares owned as custodian for his children, 5,600 shares owned by his spouse and 10,200 shares owned by a trust for his children and of which he is the trustee.

(4) Includes 150,000 shares owned by the spouse of the Chairman of the Board, 86,400 shares owned by a trust of which the spouse of the Chairman of the Board is one of the three trustees and 2,400 shares owned by grandchildren of the Chairman of the Board.

(5) Includes 432,000 shares owned equally by five trusts of which Jeffrey D. Kastner is one of three trustees. The five trusts include the trusts of Patrick J. Flanigan (See Note (2) above), James G. Flanigan (See Note (3) above) and the trust of which the spouse of the Chairman of the Board is one of three trustees (See Note (4) above) and the 86,400 shares owned by each trust.

(6)   Includes 259,200 shares owned equally by the three trusts of which Jeffrey
      D. Kastner is one of the three trustees. The 86,400 shares owned by each of the trusts of Patrick J. Flanigan (See Note (2) above) and James G. Flanigan (See Note (3) above) are included in the calculation of beneficial stock ownership of those individuals only. The 86,400 shares of stock owned by a trust of which the spouse of the Chairman of the Board is one of three trustees is not included, as that stock is already included in the calculation of beneficial ownership of Jeffrey D. Kastner. The 400 shares owned by Patrick J. Flanigan, as custodian for his children, and the 400 shares owned by James G. Flanigan, as custodian for his children, are not included, as that stock is already included in the calculation of beneficial ownership of the Chairman of the Board.

      The Board of Directors met four times during the past fiscal year and each director attended at least three of those meetings of the Board and its committees. Each director who is not a full time employee of the Company receives an annual director's fee of $7,500 plus $250 for attendance at each Directors Meeting and Audit Committee Meeting.

                 BOARD OF DIRECTORS, COMMITTEES AND NOMINATIONS

      The principal committee of the Board of Directors is the Audit Committee. The functions of this committee include recommending the engaging and discharging of the Company's independent auditors, reviewing with the independent auditors the plan and the results of the audit engagement, approving professional services provided by the independent auditors prior to the performance of such services, reviewing the range of audit and non-audit fees and reviewing the adequacy of the Company's system of internal accounting controls. The Audit Committee held four meetings during the past fiscal year. The members of the Audit Committee for fiscal year 2003 were Charles McManus, Germaine Bell and Mike Roberts.

      While there is no nominating committee, the entire Board selects nominees for election as directors and considers the performance of directors in determining whether to nominate them for re-election. In performing these functions, the Board considers any stockholder recommendations with respect to the composition of the Board. Any recommendation by a stockholder of a proposed candidate must be in writing, accompanied by a description of the proposed nominee's qualification and other relevant biographical information together with the consent of the proposed nominee to serve. The recommendation should be directed to the Board of Directors, Attention: Secretary, Flanigan's Enterprise, Inc., 5059 N.E. 18th Avenue, Fort Lauderdale, Florida 33334.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES
                                SET FORTH HEREIN.

                             EXECUTIVE COMPENSATION

      The following table sets forth the compensation paid by the Company during the fiscal year ended September 27, 2003 to all of the Company's executive officers whose aggregate direct re-numeration exceeded $60,000, and to all executive officers as a group.

                               COMPENSATION TABLE

                                                                   Other
Name and Principal Position       Annual Compensation       Compensation (1)(2)
---------------------------       -------------------       -------------------
Joseph G. Flanigan, (3)(4)(5)       $   200,000                  $38,000
Chairman of the Board,
Chief Executive Officer

Jeffrey D. Kastner, (6)                 153,175
Assistant Secretary
and General Counsel

Edward A. Doxey (6)                     138,175
Chief Financial Officer and
Secretary

August Bucci (6)                        247,478
Chief Operating Officer

James G. Flanigan (6)                   259,133
President

Jean Picard (6)                         125,693
Vice President of Package
Operations

Others (one in number)                  41,850
                                    ----------                   -------
All Executive Officers
As a group (seven number) (7)       $1,165,504                   $38,000

-----------------

(1) This table does not include incidental personal benefits of a limited nature. Although the amount of such benefits and extent to which they are related to job performance cannot be ascertained specifically, the Company has concluded that the aggregate amount does not exceed the lesser of $25,000 or 10% of the cash compensation disclosed above for any one person or all executive officers as a group.

(2)   Represents value of premium paid by the Company for life insurance.

(3) On June 3, 1987, the Company entered into an Employment Agreement, ("Agreement"), with Joseph G. Flanigan effective January 1, through December 31, 1998 and subject to one year extensions unless either the Company or such executive shall have delivered a notice that the term will not be extended. This Agreement was approved by the Bankruptcy Court in the Company's reorganization proceedings and was ratified by stockholders at the Company's 1988 annual meeting (83% of the stockholders voting ratified the Agreement). Mr. Flanigan receives a base salary of $150,000. From 1988 until September 28, 1996 Mr. Flanigan participated in a profit sharing program based on the Company exceeding certain financial projections. Through the fiscal year ended September 28, 1996 no bonus was earned under the Agreement. At the Company's 1997 annual meeting, the stockholders approved a modification to the Agreement to provide that during the period of Mr. Flanigan's employment, the Company will pay Mr. Flanigan in addition to his base salary an amount equal to fifteen percent of the annual income of the Company, before income taxes, in excess of $650,000, excluding extraordinary items. For the fiscal year ended
      October 3, 1998 a bonus of $116,000 was earned, of which the sum of $30,000 was refused by Mr. Flanigan to offset the compensation paid to other executive officers; for fiscal year ended October 2, 1999, a bonus of $165,000 was earned; for fiscal year ended September 30, 2000, a bonus of $150,000 was earned; and for fiscal year ended September 29, 2001 a bonus of $205.000 was earned. At the annual meeting of the Board of Directors on February 22, 2002 and at the request of Mr. Flanigan, the Agreement was further modified to provide that during the period of Mr. Flanigan's employment, the Company will pay Mr. Flanigan in addition to his base salary an amount equal to ten percent of the annual income of the Company before income taxes, in excess of $650,000, excluding extraordinary items. For fiscal year ended September 28, 2002, a bonus of $133,836 was earned and for fiscal year ended September 27, 2003 a bonus of $100,000 was earned, one half (1/2) of which was given to James
      G. Flanigan. The Agreement further provides that in the event of "change in control" of the Company, the term of the Agreement will continue for a period of 3 years. In the event of termination, the Chairman of the Board would be entitled to a maximum payment of $450,000.

(4) During the quarter ended March 28, 1992, the Board of Directors approved issuance of additional options to Joseph G. Flanigan to purchase up to 46,450 shares of the Company's common stock. The exercise price of $2.25 equaled the fair market value on the date of issuance. By written Resolution, dated January 12, 1994, the Board of Directors approved an amendment to the stock option granted Joseph G. Flanigan increasing the amount of the option price to $6.50 per share, which reflected in excess of 110% of the per share price of the Company's stock as of the close of business on January 12, 1994. The expiration date of the stock option was also extended through February 27, 2002. This action was approved by the stockholders at the Company's 1994 Annual Meeting. During fiscal year 1999, Mr. Flanigan exercised the option to purchase 19,838 of the Company's common stock at the option price of $3.25 (adjusted for stock split on April 1, 1999.) During the first quarter of fiscal year 2002, Mr. Flanigan exercised the option to purchase 72,395 of the Company's common stock at the option price of $3.25 (adjusted for stock split on April 1, 1999).

(5) At the Company's 1997 Annual Meeting, the stockholders approved a modification to the Agreement which granted Mr. Flanigan the option to acquire 4.99% of the amount of common stock of the Company outstanding as of the date of exercise, but not less than 45,250 shares at the option price of $4.95 per share. The expiration date of the stock option was December 31, 2001. During fiscal year 1999, Mr. Flanigan exercised the option to purchase 27,840 shares of the Company's common stock at the option price of $4.95 per share.

(6) At the annual meeting of the Board of Directors on February 22, 2002, the Board of Directors approved a bonus plan whereby executive officers receive the following percentages of the annual income of the Company, before income taxes in excess of $650,000 excluding extraordinary items:

                     James G. Flanigan                  4%
                     August Bucci                       1.5%
                     Jeffrey D. Kastner                 1.5%
                     Edward A. Doxey                    1.5%
                     Jean Picard                        1.5%

      For fiscal year ended September 27, 2003, a bonus of $40,000 was earned by James G. Flanigan and bonuses of $15,000 each, were earned by August Bucci, Jeffrey D. Kastner, Edward A. Doxey and Jean Picard.

(7)   See "Related Party Transactions."

                           RELATED PARTY TRANSACTIONS

      In fiscal year 2002, Walter L. McManus, Sr., former Vice Chairman (together with his children; Castlewood and Co., a family owned Maryland partnership; and Castlewood Realty Company, Inc., a family owned Maryland Corporation) received an aggregate of $255,606 from the Company in lease rentals for three locations where they leased to the Company the land or building. During fiscal year 2002, the Company paid the balance of agreed to lease rejection damages to companies controlled by the former Vice Chairman of the Board, pursuant to the Company's Plan of Reorganization.

      Members of Mr. Flanigan's family purchased four units sold to them on a franchise basis in prior years. The terms of these sales were similar to one or more of the Company's other franchise sales.

      During fiscal 1990, Mr. Flanigan acquired a 33.33% interest in one unit sold to his family on a franchise basis in prior years. Mr. James G. Flanigan, President and a member of the Board of Directors of the Company, is also a 33.33% owner of this unit and is the manager of the day-to-day operation of the same. The Company assigned the Lease Agreement for this unit to the franchisee and vacated the sublease agreement which had been a part of the franchise purchase. With this transaction, the franchisee became responsible for all rent due under the Lease Agreement. Under the new Franchise Agreement the Company receives the royalty fees only.

      During fiscal 1990, Mr. Flanigan also became a 50% owner of a corporation which assumed management of the day-to-day operation of another unit sold to his family on a franchise basis in prior years. Mr. Flanigan became involved in the day-to-day operation of this unit during fiscal year 1995 on a limited basis.

      During fiscal year 1992, one unaffiliated franchisee expressed an interest in selling his unit or returning it to the Company pursuant to the terms of its Franchise Agreement and related documents. As a result of the substantial investment necessary to upgrade and renovate this unit, an affiliated group of investors formed a Subchapter S corporation and purchased this unit from the franchisee. The shareholder interest of all officers and directors represents 40% of the total invested capital. The shareholder interest of the Chairman's family represents an additional 50% of the total invested capital. The Company receives the increased royalties provided for in the new Franchise Agreement executed during fiscal year 1996. During the first quarter of fiscal year 1999, the Company purchased the right to manage the restaurant for this franchisee from an unrelated third party pursuant to an existing Management Agreement. The terms of the Management Agreement were not modified.

      During fiscal year 1995, three of the four franchises purchased by members of Mr. Flanigan's family in prior years, whose Franchise Agreements expired during fiscal year 1995 executed the Company's new Franchise Agreement for the continued operation of their restaurants under the "Flanigan's Seafood Bar and Grill" service mark or other service marks approved by the Company. During fiscal year 1996, the Company's Franchise Agreement with a member of Mr. Flanigan's family expired and the Company declined to offer the franchisee the option of executing its new franchise agreement.

      During the third quarter of fiscal year 1997, a related party who is a member of the Board of Directors of the Company and a member of Mr. Flanigan's family formed a limited partnership to own a certain franchise in Fort Lauderdale, Florida, through which it raised the necessary funds to renovate the restaurant. The related party paid the Company $150,000 to approve his purchase of this franchise and for the Company to relinquish its right to act as manager of the franchise. As a result of this transaction, the Company received a promissory note in the original principal amount of $100,000 which was paid in full during fiscal year 1999. The Company is a twenty-five percent limited partner in the franchise. The limited partnership interest of all officers and directors represents 48.75% of the total invested capital. The limited partnership interest of the Chairman's family represents an additional 2.5% of the invested capital.

      During the fourth quarter of fiscal year 1997, the Company formed a limited partnership and raised funds through a private offering to purchase the assets of a restaurant in Surfside, Florida, and renovate the same for operation under the "Flanigan's Seafood Bar and Grill" servicemark. The restaurant opened for business on March 6, 1998. The Company acts as general partner of the limited partnership and is also a 42% limited partner. The limited partnership interest of all officers and directors represents 23.20% of the total of the invested capital. The limited partnership interest of the Chairman's family and the family of one director represents an additional 8.80% of the invested capital.

      During the fourth quarter of fiscal year 1998, the Company formed a limited partnership and raised funds through a private offering to purchase the assets of a restaurant in Kendall, Florida and renovate the same for operation under the "Flanigan's Seafood Bar and Grill" servicemark. The restaurant opened for business on April 4, 2000. The Company as general partner of the limited partnership is also a 40% limited partner. The limited partnership of all officers and directors represents 13.8% of the total of the invested capital. The limited partnership interest of the Chairman's family represents an additional 16.9% of the invested capital.

      During the third quarter of fiscal year 2001, the Company formed a limited partnership and raised funds through a private offering to purchase the assets of a restaurant in West Miami, Florida and renovate the same for operation under the "Flanigan's Seafood Bar and Grill: servicemark. The restaurant opened for business on October 11, 2001. The Company acts as general partner of the limited partnership and is also a 25% limited partner. The limited partnership interest of all officers and directors represents 14% of the total of the invested capital. The limited partnership interest of the Chairman's family represents an additional 16.5% of the invested capital.

      During the fourth quarter of fiscal year 2001, the Company formed a limited partnership with the Company as general partner, and entered into a Sublease Agreement to own and operate an existing restaurant in Weston, Florida. During the fourth quarter of fiscal year 2002, the limited partnership raised funds through a private offering to renovate the restaurant for operation under the "Flanigan's Seafood Bar and Grill" servicemark. This restaurant opened for business on January 20, 2003. The Company continues to act as general partner of the limited partnership and is also a 28% limited partner. The limited partnership interest of all officers and directors represents 24.5% of the total of the invested capital. The limited partnership interest of the Chairman's family represents an additional 10% of the invested capital.

      During the third quarter of fiscal year 2003, the Company formed a limited partnership and raised funds through a private offering to lease a restaurant in a Howard Johnson's Hotel in Stuart, Florida and renovate the same for operation under the "Flanigan's Seafood Bar and Grill" servicemark. The restaurant opened for business on January 11, 2004. The Company acts as general partner of the limited partnership and is also a 12% limited partner. The limited partnership interest of all officers and directors represent 16% of the total of the invested capital. The limited partnership interest of the Chairman's family represents an additional 12% of the invested capital.

      See footnotes (3) and (5) to the Compensation Table for a discussion of an Employment Agreement between the Company and its Chairman of the Board. See footnote (6) to the Compensation Table for a discussion of bonuses paid by the Company to other of its executive officers.

      Each of the above transactions was reviewed by the Board of Directors at the time made and were, in the opinion of management and the Board, entered into on terms which were no less favorable to the Company than could be obtained in similar transactions with disinterested third parties.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth as of January 12, 2004, the names of persons who own of record, or are known by the Company to own beneficially, more than 5 percent of its common stock and the beneficial ownership of all such stock as of that date by all officers and directors as a group. See footnotes
(3), (4) and (5) to the Compensation Table for a discussion of stock options granted to Mr. Flanigan.

Number of
Name of Beneficial Owner                                       Shares
------------------------                                      ---------

Fidelity Investments                                           181,400

Joseph G. Flanigan                                             382,769

Jeffrey D. Kastner                                             452,323

James G. Flanigan                                              156,846

Patrick J. Flanigan                                             99,000

All Officers and Directors
As a Group (eleven in number)                                  909,860

                                   AUDIT FEES

      In the fiscal year ended September 27, 2003, the Company paid Rachlin Cohen & Holtz LLP $58,455 in connection with the preparation of its annual audit and Form 10-K and $23,816 for the quarterly reviews of its filings on Form 10-Q.

           FINANCIAL DEFORMATION SYSTEM DESIGN AND IMPLEMENTATION FEES

Rachlin Cohen & Holtz LLP did not perform any services or bill any fees for direct or indirect operation and/or supervision of the operation of the Company's information systems, management of our local area network, and/or designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that are significant to our financial statements taken as a whole for the fiscal year ended September 27, 2003.

                                 ALL OTHER FEES

      In the fiscal year ended September 27, 2003, the Company paid Rachlin Cohen & Holtz LLP an aggregate of $4,247 for review of its income tax returns and $33,737 in connection with the preparation of its amended annual report for the fiscal year ending September 28, 2002, its amended quarterly report for the quarter ending December 28, 2002 and response to the inquires from the SEC.

      The Audit Committee has considered the provisions for services by Rachlin Cohen & Holtz LLP, other than services rendered in connection with auditing the Company's annual financial statements and reviewing our interim financial statements and determined that the provisions for these services are compatible with maintaining the inde-pendence of Rachlin Cohen & Holtz LLP.

PROPOSAL TWO:

              APPROVAL AND RATIFICATION OF THE COMPANY'S SECOND KEY
                      EMPLOYEE INCENTIVE STOCK OPTION PLAN

      On December 18, 2003, the Board of Directors approved the Company's Second Key Employee Incentive Stock Option Plan, ("Plan"). The purpose of the Plan is to advance the growth and development of the Company by affording an opportunity to its key employees to purchase shares of the Company's stock. For purposes of the Plan, key employees include any employee who is employed in an executive, supervisory, administrative or professional capacity, including employee officers and/or directors of the Company, but expressly excludes the Chairman of the Board of Directors and Chief Executive Officer of the Company. Pursuant to the terms of the Plan, 95,000 shares of the Company's stock will be available for options granted to eligible employees. A Key Employee Incentive Stock Option Committee, ("Committee"), which Committee will consist of 3 members of the Board of Directors, one of whom shall be the Chairman of the Board, shall have full authority in its discretion to designate the eligible employees to whom options shall be granted; the number of shares to be made available under each such option; the period or periods in which such eligible employee may exercise such option; the date such option expires; and the price for the stock under such option. Stock ownership gives such employees, who are an integral part of the Company's success, a proprietary interest in the Company, which induces them to promote the best interest of the Company and to continue in its employ. The Plan also enables the Company to attract competent personnel to enter its employ.

      The above review of certain provisions of the Plan is not, nor is it intended to be an exhaustive review of the Plan. A complete copy of the Plan is attached hereto as Exhibit "A" and incorporated by reference. Shareholders are urged to review the Plan in its entirety.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                  STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

      The rules and regulations of the Securities and Exchange Commission afford stockholders the right to submit proposals to the Company which the Company must then include in its proxy materials and which will be voted on by stockholders at the Annual Meeting next ensuing. Under these regulations any stockholder desiring to submit a proposal to be voted on at the 2005 Annual Meeting of the Company must deliver the proposal to the Company no later than September 20, 2004.

                                  OTHER MATTERS

      As of the date of this proxy statement, management does not intend to present and has not been informed that any other person intends to present, any matters for action at the meeting other than those specifically referred to herein. If, however, any other matters are properly presented at the meeting it is the intention of the persons named in the proxies to vote the shares of stock represented thereby in accordance with their best judgment on such matters.

                       BY ORDER OF THE BOARD OF DIRECTORS

                               Jeffrey D. Kastner
                               Assistant Secretary

January 26, 2004

EXHIBIT "A"

                          FLANIGAN'S ENTERPRISES, INC.
                 SECOND KEY EMPLOYEE INCENTIVE STOCK OPTION PLAN

                                   SECTION ONE
                       DESIGNATION AND PURPOSE OF THE PLAN

A. Designation. This Plan is designated the "Flanigan's Enterprises, Inc. Second Key Employee Incentive Stock Option Plan".

B. Purpose. The purpose of this Plan is to advance the growth and development of the Company by affording an oppor1unity to its officers, professional staff and other key personnel to purchase shares of the Company's Stock. The acquisition of such Stock by employees who are an integral part of the Company's success provides a continuing incentive for them to promote 1he best interests of the Company. Such stock ownership gives such employees a proprietary interest in the Company which induces them to continue in its employ. The Plan also enables the Company to attract competent personnel to enter its employ.

                                   SECTION TWO
                                   DEFINITIONS

As used in this Plan, the following terms shall have the meanings indicated:

A. "Committee" means the Second Key Employee Incentive Stock Option Plan Committee appointed to administer the Plan pursuant to Section Four.

B. "Company" means Flanigan's Enterprises, Inc., including any present or future "subsidiary corporation" as such term is defined in Section 424(f) of the 1986 Internal Revenue Code as amended.

C. "Eligible Employee" means any employee of the Company, who is employed as an executive, supervisory, administrative or professional capacity, including and Employee Officer and/or Employee Director of the Company. Options are to be granted under this Plan only to Eligible Employees of the Company. Employees on leave of absence or in the military service are not Eligible Employees while on leave of absence or in the military service. The Chairman and Chief Executive Officer of the Company will not be eligible under this Plan.

D. "Option" means an incentive stock option as defined in Section 422 of the Internal Revenue Code, granted to a Participant by the Committee under this Plan. It includes any part of an Option which remains after a Participant has exercised part, but not all of his or her Option.

E. "Participant" means any Eligible Employee who is granted an Option as provided in this Plan or any person who succeeds to the rights of such Eligible Employee under this Plan by reason of the death of such Eligible Employee.

F. "Plan" means this Second Key Executive Incentive Stock Option Plan.

G. "Stock" and "Company's Stock" mean a share or shares of the common stock, par value Ten Cents ($0.10) per share, of the Company.

H. Whenever appropriate words used in this Plan in the singular may mean the plural, the plural may mean the singular and the masculine may mean the feminine.

                                  SECTION THREE
                           STOCK SUBJECT TO THE OPTION

A. Total Number of Shares. The total number of shares of Stock which may be included in all Options granted to all Participants under this Plan is Ninety Five Thousand (95,000) shares. The total number of shares of Stock which may be granted may be increased by a resolution adopted by the Company's Board of Directors and approved by the Company's stockholders. Such Stock may be either authorized and unissued common stock or reacquired common stock being held as Treasury Stock.

B. Expired Options. If any Option granted under this Plan (i) is unexercisable, or (ii) is terminated. or (iii) expires or is cancelled for any other reason, in whole or in part, the Stock (or remaining stock) subject to that particular Option shall again be available for grant under this Plan.

                                  SECTION FOUR
                             ADMINISTRATION OF PLAN

A. Appointment of Committee. The Company's Board of Directors shall appoint a Second Key Employee Incentive Stock Option Plan Committee which shall consist of not less than three (3) members of such Board of Directors, one (1) of whom shall be the Chairman, and which other members shall be disinterested persons as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended. In addition, such Board of Directors shall designate a member of the Committee to act as Chairman of the Committee, and such Board of Directors may remove any members of the Committee at any time and appoint any Director to fill any vacancy on the Committee.

B. Committee Meetings. The Committee shall hold its meetings at such times and places specified by the Committee Chairman. A majority of the Committee shall constitute a quorum. All actions of the Committee shall be taken by a majority of the members at the meeting duly called by its Chairman; provided, however, any action taken by a written document signed by a majority of the members of the Committee shall be as effective as action taken by the members at the meeting duly action taken by a written document signed by a shall be as effective as action taken by the Committee at a meeting duly called and held.

C. Committee Powers. Subject to the provisions of this Plan. the Committee shall have full authority in its discretion to (i) designate the Participants to whom Options shall be granted, (ii) determine the number of shares to be made available under each such Option, (iii) determine the period or periods in which Participants may exercise such Option, (iv) determine the date when such Option expires, and (v) determine the price for the Stock under such Option. The Committee shall have all powers necessary to administer the Plan in accordance with its terms, including the power to interpret this Plan and resolve all questions arising thereunder. The Committee may prescribe such rules and regulations for administering this Plan as the Committee deems appropriate.

                                  SECTION FIVE
                            SELECTION OF PARTICIPANTS

Discretion of Committee. In determining which Eligible Employees should be offered Options, as well as the terms thereof, the Committee shall evaluate the duties and responsibilities of Eligible Employees, their past and prospective contributions to the success of the Company, the extent to which they are performing and will continue to perform outstanding services for the benefit of the Company. and such other factors as the Committee deems relevant. A member of the Committee shall not participate in any determination of the Committee with respect to any Option granted to him or her. The Chairman and Chief Executive Officer is specifically excluded as an Eligible Employee under this Plan.

                                   SECTION SIX
                                OPTION AGREEMENTS

A. Form of Options. Subject to provisions of this Plan. the Options granted to Participants shall be set forth in written agreements upon such terms and conditions as the Committee determines. Such agreements shall incorporate the provisions of this Plan by reference.

B. Date of Granting Options. The date of granting an Option is the date specified in the written option agreement which is signed by the Participant and the Company.

                                  SECTION SEVEN
                                  OPTION PRICES

A. Determination of Option Price. The option price for the Stock shall not be less than 100% of the fair market value of the Stock on the date of the grant.

B. Determination of Fair Market Value. The fair market value of the Stock on the date of granting an Option shall be the mean of the high and low prices at which the Stock was sold on the market on such date. In the event no such sales of stock occurred on such date, the fair market value of the Stock shall be determined by the Committee in accordance with the applicable Regulations of the Internal Revenue Service.

                                  SECTION EIGHT
                                 TERM OF OPTION

The term of an Option may vary within the Committee's discretion; provided however, that the term of an Option shall not exceed five (5) years from the date of granting the Option to the Participant and to this end, all Options granted pursuant to this Plan must provide that each such Option expires and cannot be exercised five (5) years from the date of each such Option is granted.

                                  SECTION NINE
                               EXERCISE OF OPTION

A. Limitation of Exercise of Option. The Committee may limit an Option by restricting its exercise in whole or in part for specified periods,

B. Method of Exercising Option. Subject to the terms of a particular Option, a Participant may exercise such Option, in whole or in part, by written notice to the Company's President or Chief Financial Officer stating in such written notice the number of shares of Stock such Participant elects to purchase under his or her Option.

C. No Obligation to Exercise Option. A Participant is under no obligation to exercise an Option or any part thereof.

D. Payment for Option Stock. The Committee shall determine the terms for payment of Stock and such terms shall be set forth in the option agreement at the time the Option is granted to the Participant.

E. Delivery of Stock to Participant. The Company shall undertake and follow all necessary procedures to make prompt delivery of the number of shares of Stock which the Participant elects to purchase upon exercise of an Option granted under this Plan. Such delivery, however, may be postponed at the sole discretion of the Company, to enable the Company to comply with any applicable procedures, regulations or listing requirements of any government agency, stock exchange or regulatory authority.

F. Failure to Accept Delivery of Stock. If a Participant refuses to pay for Stock which he or she has elected to purchase under his or her Option, in accordance with the terms of payment which had previously been agreed upon, his or her Option shall thereupon, at the sole discretion of the Committee, terminate and such funds previously paid for unissued Stock shall be refunded. Stock which has been previously issued to the Participant and been fully paid for shall remain the property of the Participant and shall be unaffected by such termination.

                                   SECTION TEN
                         NON-TRANSFERABILITY OF OPTIONS

During a Participant's lifetime, any Option granted to him or her may be exercised only by him or her. It may not be sold, assigned, pledged or otherwise transferred except by testamentary devise or by the laws of descent and distribution. No Option or any right thereunder shall be subject to execution, attachment or similar process. Upon any attempt by a Participant to sell, assign. pledge or otherwise transfer any Option, or any right thereunder, contrary to the provisions hereof, the Option and all rights thereunder shall immediately become null and void.

                                 SECTION ELEVEN
                             PURCHASE FOR INVESTMENT

A. Written Agreement by Participants. Unless a registration statement under the Securities Act of 1933 is then in effect with respect to the Stock a Participant receives upon exercise of his or her Option, a Participant shall acquire the Stock he or she receives upon the exercise of his or her Option for investment and not for resale or distribution and he or she shall furnish the Company with a written statement to that effect when he or she exercises his or her Option and a reference to such investment warranty shall be inscribed on the Stock Certificate(s).

B. Registration Requirement. Each Option shall be subject to the requirement that, if at any time the Company's Board of Directors determines that the listing, registration or qualification of the Stock subject to the Option upon any securities exchange or under any state or Federal law is necessary or desirable as a condition of, or in connection with, the issuance of Stock thereunder, the Option may not be exercised in whole or in part unless such listing, registration or qualification shall have been effected or obtained (and the same shall have been free of any conditions not acceptable to the Company's Board of Directors).

                                 SECTION TWELVE
                          CHANGES IN CAPITAL STRUCTURE

In the event of a change in the capital structure of the Company, the number of shares specified in Section Three of this Plan, the number of shares covered by each outstanding Option and the price per share shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from the splitting or consolidation of shares, or the payment of a stock dividend, or effected in any other manner without receipt of additional or further consideration by the Company.

                                SECTION THIRTEEN
                     CORPORATE REORGANIZATION OR DISSOLUTION

In the event the Company consolidates with or merges into another corporation, or in the event of the Company's dissolution, all outstanding Options shall thereupon terminate, provided, however that such Options may be assumed by the corporation surviving such merger or consolidation within the sole discretion of the surviving corporation. The Company shall give fifteen (15) days prior written notice to the holders of the unexercised Options prior to the effective date of such consolidation, merger or dissolution. All Options previously issued shall accelerate upon such notice, and the holders hereof may exercise such Options prior to such effective date, notwithstanding time limitations previously placed on the exercise of such Options.

                                SECTION FOURTEEN
                            TERMINATION OF EMPLOYMENT

A. Severance. Subject to the provisions of Paragraph B, of this Section Fourteen. in the event a Participant's employment with the Company terminates, his or her Option terminates one (1) month from the earlier of (i) the giving of notice of such termination, or (ii) the date of such termination of employment in the absence of such notice.

B. Death. If a Participant dies prior to the full exercise of his or her Option, his or her Option to purchase Stock under such Option may be exercised to the extent, if any, that the Participant would be entitled to exercise it at the date of the Participant's death by the person to whom the Option shall pass by testamentary devise or by the laws of descent and distribution within twelve
(12) months of Participant's death or the expiration of the term of the Option, whichever date is sooner.

C. Limitation. In no event may an Option be exercised by anyone after the expiration date provided for in Section Eight of the Plan.

                                 SECTION FIFTEEN
                              APPLICATION OF FUNDS

All proceeds received by the Company from the exercise of Options shall be paid into its treasury and such proceeds shall be used for general corporate purposes.

                                 SECTION SIXTEEN
                      PARTICIPANT'S RIGHT AS A STOCKHOLDER

A Participant has no right as a stockholder with respect to any Stock covered by his or her Option until the date a stock certificate is issued to him or her for such shares. Except as otherwise provided for in Section Twelve of this Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

                                SECTION SEVENTEEN
                      AMENDMENT AND TERMINATION OF THE PLAN

Discretion of the Board of Directors. The Company's Board of Directors may amend or terminate this Plan at any time provided that such amendment or termination does not adversely affect the rights of the Participants who were granted Options prior thereto. The Board of Directors may not amend this Plan to provide for an increase in the total number of shares covered by this Plan or for a change in the definition of "Eligible Employee" without the prior approval of the Company's stockholders.

Dated: December 18, 2003                 FLANIGAN'S ENTERPRISES, INC.

                                         By: /s/ Joseph G. Flanigan
                                         ------------------------------------

                                                Joseph G. Flanigan
                                         ------------------------------------
                                         Print Name

                                         Chairman and Chief Executive Officer
                                         ------------------------------------
                                         Title

REVOCABLE PROXY
FLANIGAN'S ENTERPRISES, INC.

[X}  PLEASE MARK VOTES AS IN THIS EXAMPLE


     Proxy Solicited on Behalf of the Board of Directors of the Company for Annual Meeting February 27, 2004

     The undersigned hereby constitutes and appoints Jeffrey D. Kastner and James G. Flanigan, jointly and severely as his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Flanigan's Enterprises, Inc, to be held at the Company's executive offices, 5059 N.E. 18th Avenue, Ft. Lauderdale, FL 33334 on Friday, February 27, 2004 at 10:00 A.M. and at any adjournments thereof on all matters coming before said meeting.

                   Please sign exactly as name appears below.

                                                       With-    For All
                                              For      hold     Except
1.   ELECTION OF DIRECTORS.                   [_]      [_]       [_]

     Nominees:

     Joseph G. Flanigan, Jeffrey D. Kastner, Mike Roberts

     INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

--------------------------------------------------------------------------------

2. APPROVAL AND RATIFICATION OF A COMPANY SECOND KEY EMPLOYEE INCENTIVE STOCK OPTION PLAN.
         For      Against  Abstain
         [_]        [_]       [_]

3. In their discretion, upon other matters as may properly come before the meeting.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposal one.

     When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

Please be sure to sign and date           Date
   this Proxy in the box below.               ----------------------------------


------------------------------            --------------------------------------
Stockholder sign above                    Co-holder (if any) sign above


c Detach above card, sign, date and mail in postage paid envelope provided. c

                          FLANIGAN'S ENTERPRISES, INC.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY

YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH PROXY IN THE ENVELOPE PROVIDED.

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